UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2007

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

    The Registrant received an executed amendment to the Medicaid Advantage Model Contract between the City of New York Department of Health and Mental Hygiene and WellCare of New York, Inc., a wholly-owned subsidiary of the Registrant (“WellCare NY”), pursuant to which WellCare NY participates in the program for individuals who are dually eligible for both Medicaid and Medicare in New York City.  Among other things, the amendment extends the term of the contract through December 31, 2008.  The amendment became effective April 1, 2007.  A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the above-described amendment.  The above description is qualified in its entirety by reference to the amendment.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2007, the compensation committee of the Registrant’s board of directors approved an increase in the annual fee paid to the Registrant’s non-employee directors from $27,500 to $37,500.  In addition, the compensation committee approved the following additional annual fees: (i) $5,000 for each non-chair member of the audit committee; (ii) $10,000 for the chairperson of the audit committee; (iii) $2,000 for each non-chair member of the compensation committee; and (iv) $2,500 for the chairperson of the compensation committee.  A summary description of the annual fees to be paid to the members of the board of directors is attached as Exhibit 10.2 to this Current Report on Form 8-K.  The compensation committee also approved an award of stock options to each member of the board of directors with an approximate value equal to $85,000, or $115,000 in the case of the audit committee chairperson, based on the standard valuation methodologies used by the Registrant under FAS123(R) and applicable internal policies.  The stock options are awarded as of June 12, 2007, are immediately vested and expire after four and one-half years.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Medicaid Advantage Model Contract between the City of New York Department of Health and Mental Hygiene and WellCare of New York, Inc.
10.2	Summary term sheet of board of director compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
Date: June 8, 2007	/s/ Thaddeus Bereday Thaddeus Bereday Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Medicaid Advantage Model Contract between the City of New York Department of Health and Mental Hygiene and WellCare of New York, Inc.
10.2	Summary term sheet of board of director compensation.